UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	08-2130269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 402-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2018, FAT Brands Inc. (the “Company”) entered into an Intellectual Property Purchase Agreement and License (the “IP Agreement”), and Master Transaction Agreement (the “Master Agreement”) with Yalla Mediterranean, LLC (“Yalla Med”), under which the Company agreed to acquire the intellectual property of the restaurant business of Yalla Mediterranean, LLC (the “Yalla Business”) and to acquire in the future seven restaurant locations currently owned by Yalla Med. Yalla Med owns and operates a fast-casual restaurant business under the brand name “Yalla Mediterranean,” specializing in fresh and healthy Mediterranean menu items, with seven upscale fast casual restaurants located in Northern and Southern California.

The Company, through a subsidiary, acquired the intellectual property used in connection with the Yalla Business pursuant to the IP Agreement. Under the terms of the IP Agreement, the purchase price for the intellectual property will be paid in the form of an earn-out, calculated as 400% of Yalla Income subject to a floor, all as described in the IP Agreement. The seller can require the Company to pay the purchase price in up to two installments during the ten year period following the acquisition.

Additionally, pursuant to the Master Agreement the Company agreed to acquire the assets, agreements and other properties of each of the seven existing Yalla Mediterranean restaurants during a marketing period specified in the Master Agreement (the “Marketing Period”). The purchase price will be the greater of $1,000,000 or the sum of (i) the first $1,750,000 of gross sale proceeds received from the sale of the Yalla Mediterranean restaurants to franchisee/purchasers, plus (ii) the amount, if any, by which fifty percent (50%) of the net proceeds (after taking into consideration operating income or loss and transaction costs and expenses) from the sale of the Yalla Mediterranean restaurants exceeds $1,750,000.

The Company also entered into a Management Agreement under which its subsidiary will manage the operations of the seven Yalla Mediterranean restaurants and market them for sale to franchisees during the Marketing Period. Once a franchisee/purchaser has been identified, Yalla Med will transfer legal ownership of the specific restaurant to the Company’s subsidiary, which will then transfer the restaurant to the ultimate franchisee/purchaser who will own and operate the location. During the term of the Management Agreement, the Company’s subsidiary is responsible for operating expenses and has the right to receive operating income from the restaurants.

The foregoing descriptions of the IP Agreement and Master Agreement do not purport to be complete and are qualified in their entirety by reference to the copies thereof which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on December 4, 2018 announcing the acquisition of the Yalla Business, a copy of which is attached hereto as Exhibits 99.1 and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

If required by Item 9.01(a), the Company will file the financial statements of the Yalla Business as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

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(b) Pro Forma Financial Information.

If required by Item 9.01(b), the Company will file pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description

2.1	Intellectual Property Purchase Agreement and License, dated as of November 30, 2018, by and among the Company, Yalla Mediterranean, LLC, and Yalla Mediterranean Franchising Company, LLC.*

2.2	Master Transaction Agreement, dated as of November 30, 2018, by and among the Company, Yalla Mediterranean, LLC, and VPC SBIC, LP.*

99.1	Press Release, dated December 4, 2018, issued by the Company

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The Company will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2018

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

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